UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lemont Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

6200 (Primary Standard Industrial Classification Code Number)

47-1601344 (I.R.S. Employer Identification Number)

Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name:Wanjun Xie Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ X ] (Do not check if a smaller reporting company)       Smaller reporting company [ ]

Content of Amendment

PROSPECTUS

Description of Business

1. Exact corporate name: Lemont Inc

2. State and date of incorporation: State: New York Date: 08/15/2014

3. Street address of principal office: 135-50 Roosevelt Ave., 308, Flushing, NY11354

4. Now, the Corporation open the trading accounts in some brokerage companies, to hold or trade primarily foreign exchange, gold, and or silver.

5. In the future, the Corporation will open the trading accounts in some brokerage companies, to hold or trade primarily foreign exchange, gold, and or silver.

6. In any situation, the Corporation won't have a value exceeding 40% of the value of the Corporation's total assets (exclusive of Government securities and cash items) to hold or trade securities on an unconsolidated basis.

7. The Corporation don't have any products' backlog.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on Dec. 29, 2014.

Registrant: Lemont Inc

Signature By, Wanjun Xie
President of Lemont Inc

Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature: Wanjun Xie
President of Lemont Inc

Date:12/29/2014